UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2008
Commission file number 000-04689
Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On June 30, 2008, Pentair, Inc. (the “Company”) issued a press release announcing that the Company had entered into a joint venture with GE Water & Process Technologies, a unit of the General Electric Company (“GE”) to combine their respective global water softener and residential water filtration businesses. Under the terms of the agreement, the Company has an 80 percent ownership stake and GE has a 20 percent ownership stake of the joint venture — Pentair Residential Filtration. In 2007, the combined net sales of the participating businesses were approximately $450 million USD.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The following exhibit is provided as part of the information filed under Item 8.01 of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release dated June 30, 2008 announcing the joint venture with GE Water & Process Technologies, a unit of General Electric Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 3, 2008.

PENTAIR, INC. Registrant
By	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated June 30, 2008

Exhibit
Number	Description

99.1	Press Release dated June 30, 2008 announcing the joint venture with GE Water & Process Technologies, a unit of General Electric Company.